THE SECURITIES REPRESENTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.

MUSCLE MAKER USA, INC.

12% SECURED CONVERTIBLE PROMISSORY NOTE

$ _________ New York, NY
April__, 2019

Muscle Maker USA, Inc., a Texas corporation (the "**Company**"), for value received hereby, promises to pay to ____________________, or registered assigns (the "**Holder**"), the aggregate principal amount of $________ Dollars (the "**Principal Amount**"), in accordance with the terms of this 12% Secured Convertible Promissory Note (the "**Note**"). Payment for all amounts due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated by the Company. This Note is being issued in connection with and pursuant to that certain Securities Purchase Agreement dated concurrently herewith (the "**Agreement**") and is substantially similar to other notes issued pursuant to the Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. *Definitions.* As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(i) "**Business Day**" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States, or any day on which banking institutions in New York, New York are authorized or required by law or other governmental action to close.

(ii) "**Common Stock**" means the common stock of Muscle Maker, Inc., a California corporation (the "**Parent**"), no par value per share.

(iii) "**Conversion Shares**" means shares of Common Stock, or equivalent substitute equity securities of the Parent, into which this Note may be converted pursuant to Section 4.

(iv) "**Holder**" when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

(v) "**Issuance Date**" means the date of this Note.

(vi) "**Liquidity Event**" means (a) a Listing Event as defined in the Agreement; (b) a sale of all or substantially all of the Company's stock (for cash or share consideration), but excluding any merger effected exclusively for the purpose of changing the domicile of the Company; (c) a sale or licensing of all or substantially all of the Company's assets, unless, in the event of a sale, the Company's shareholders of record as constituted immediately prior to such acquisition or sale will immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity; or (d) any combination of the foregoing.

2. *Interest; Repayment of the Note.*

2.1 This Note shall accrue simple interest, from the date hereof until such principal is paid or converted as provided in Section 4, on any unpaid principal balance at the rate of twelve percent (12%) per annum, paid in cash on a quarterly basis; provided that, commencing upon the occurrence of any Event of Default and so long as any Event of Default exists, interest on the remaining principal balance of this Note shall accrue at the rate of eighteen (18%) per annum; provided further that the interest rate shall not exceed the maximum amount of interest permitted to be charged under applicable law. Upon conversion of this Note, accrued but unpaid interest shall be paid in cash if the Note is repaid in cash or, at the election of the Holder, converted into Conversion Shares.

2.2 Subject to the terms of Section 4 below, this Note shall mature, unless converted pursuant to Section 4 hereof, and all principal and interest described herein shall be due and payable on the earlier of (a) the listing of the Company's common stock on a Trading Market or (b) eighteen (18) months from the Issuance Date, at which time all principal and other amounts outstanding under this Note shall be due and payable (the "**Maturity Date**"). In addition, all amounts outstanding hereunder shall be due and payable on the date upon which the repayment of this Note is accelerated upon an Event of Default pursuant to this Note. All payments hereunder shall be made in lawful money of the United States of America and will be credited first to interest, fees, costs, and expenses then due and the remainder to the principal amount of this Note.

2.3 The Company may make optional prepayments of the Principal Amount or interest on this Note at any time.

3. *Legend.* The Holder consents to the placement of a legend on any certificate or other document evidencing the Conversion Shares issued by the Company that such Conversion Shares have not been registered under the Securities Act or any state securities or "Blue Sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Note. The Holder is aware that the Company will make a notation in its appropriate records with

respect to the restrictions on the transferability of such Conversion Shares. The legend to be placed on each certificate shall be in form substantially similar to the following:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (II) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

4. *Conversion*. The entire unpaid and outstanding principal amount and any accrued interest thereon under this Note shall be convertible into shares of the Parent's Common Stock, or, upon the occurrence of a Liquidity Event, into the same class and series of any equivalent substitute equity securities sold by the Parent in such Liquidity Event, as applicable (such shares, the "**Conversion Shares**"), in accordance with the terms and conditions of this Section 4.

4.1 *Fractional Shares*. No fractional shares will be issued upon conversion of this Note. In lieu thereof, the Parent will pay to the Holder an amount in cash equal to the product obtained by multiplying the applicable Conversion Price applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence.

4.2 *Voluntary Conversion*. Holder shall have the option to convert the entire unpaid and outstanding principal amount and any accrued interest thereon under this Note into the Conversion Shares at the Conversion Price at any time.

4.3 *Conversion Price*. For purposes of this Note, the "**Conversion Price**" shall be $2.00 (the "**Fixed Conversion Price**"); provided, however, in the event the per share price of a public offering multiplied by fifty percent (50%) at the time of the Listing Event is less than $2.00 (the "**Discounted Public Offering Price**") then the Conversion Price shall be reset to equal the lesser of (i) Discounted Public Offering Price or (ii) a price per share equal to a $20 million valuation.

4.4 *Conversion Procedure*.

4.4.1 *Notice of Conversion*. Before the Holder shall be entitled to convert this Note pursuant to Section 4.2, it shall surrender this Note at the office of the Parent and shall give written notice, in the form of the Notice of Conversion attached hereto as Exhibit A, to the Parent of the election to convert the same pursuant to Section 4.2 and shall state therein the name or names in which the Conversion Shares shall be issued. At its expense, the Parent shall deliver or cause to be delivered to the Holder the applicable number of Conversion Shares in certificate form (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Parent). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note and receipt of the Conversion Notice.

4.5 *Split, Subdivision, or Combination of Shares*. If the Parent shall at any time while this Note remains outstanding and unpaid, split, subdivide, or combine its equity securities, as applicable, into a different number of securities of the same class or otherwise, or as part of a merger or acquisition transaction, the conversion ratio for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of such securities shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination.

5. *Events of Default*. So long as this Note will remain unpaid in whole or in part as to either principal or interest, each of the following will constitute an "**Event of Default**" under this Note:

(a) the commencement of an involuntary case or other proceeding against the Company seeking liquidation, reorganization, or other relief with respect to it or its debts under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, or for any substantial part of the property of the Company or the winding up or liquidation of the affairs of the Company, and such case or proceeding remains unstayed and undismissed for a period of sixty (60) days, or an order for relief is entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

(b) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company, or for any substantial part of the property of the Company, or the Company makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they come due, or takes any corporate action to authorize any of the foregoing, provided, however, with respect to subsidiaries operating locations that have or are closing store locations, the Company, in its sole discretion, may file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction with respect to such subsidiary;

(c) failure on the part of the Company to observe or perform any of the material terms or covenants contained in this Note and continuance of such failure for a period of thirty (30) days following receipt of notice from the Holders specifying such covenant and the nature of the Company's non-performance; or

(d) failure on the part of the Company to fully repay this Note by the Maturity Date.

6. *Remedies*. If an Event of Default shall occur and be continuing, then so long as the Event of Default shall continue to exist the Holders may, by written notice to the Company, declare the unpaid principal amount of this Note, together with all interest accrued hereunder, to be forthwith due and payable immediately in cash, without further presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, to the fullest extent permitted by applicable law. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder may enforce any and all of its rights and remedies hereunder and all other remedies

available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section 6 shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In addition to the foregoing remedies, upon the occurrence of any Event of Default, the Holder may exercise any other right, power, or remedy granted to it by the Transaction Documents (as defined in the Agreement) or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

7. *Security.*

(a) *Security Interest.* The Company's performance under this Note shall be secured by a lien and a senior security interest (the "**Security Interest**") on all physical assets of the Company with a lien, junior to the lien of the Parent's senior secured lender, on the Parent's tangible assets (the "**Collateral**") pursuant to the terms of the Security Agreement dated as of the Issuance Date. The Security Interest shall secure the payment of the Original Principal Amount of this Note and the payment and performance of all other liabilities and obligations of the Company to Holder. Upon the occurrence of an Event of Default, the Holder may elect to enter into a franchise agreement with the Parent to franchise the Company's restaurants and shall be entitled to a portion of the Collateral with a value equal to current Principal Amount, plus any accrued and unpaid interest thereon.

(b) *Statutory Filings.* The Company hereby authorizes Holder to file any financing statement or other evidence of the security interest granted in this Section 7.

8. *Assignment.* Subject to securities laws, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties; provided that the Company shall not assign its rights or obligations under this Note without the prior written consent of the Holder.

9. *Waiver and Amendment.* Any provision of this Note may be amended, waived, or modified upon the written consent of the Company and Holder.

10. *Notices.* Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if faxed with confirmation of receipt by the sending device or if delivered by internationally recognized overnight courier such as FedEx or UPS, at the respective addresses of the parties as set forth below, or via electronic mail transmission:

If to Parent:

Muscle Maker, Inc.
308 East Renfro Street, Suite 101
Burleson, Texas 76028
Attn: Chief Executive Officer

If to Company:

Muscle Maker USA, Inc.
308 East Renfro Street, Suite 101
Burleson, Texas 76028
Attn: Chief Executive Officer

If to Holder, at the address on the signature page.

Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when delivered, faxed or transmitted in the manner set forth above and shall be deemed to have been received when delivered.

11. *No Shareholder Rights.* For so long as the Notes remain unconverted, nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

12. *Governing Law.* This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

13. *Waiver.* The Company hereby waives demand, notice, presentment, protest, and notice of dishonor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the Issuance Date.

MUSCLE MAKER USA, INC.

By: ______________________

Michael Roper
Chief Executive Officer

Name of Holder:

By: ______________________

Address: ______________________

____

____

EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Voluntary Conversion of Note)

To: Muscle Maker USA, Inc.

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into _______ shares of Conversion Shares of Muscle Maker USA, Inc. to the extent of $__________________ unpaid principal and interest of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to ______________________, whose address is ______________________.

Dated: _____________________

____
(Signature must conform in all respects to name of the registered holder of the Note)

____
(Address)